SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. |_|)

   Filed by the registrant  |X|
   Filed by a party other than the registrant  |_|
   Check the appropriate box:
   |_|      Preliminary proxy statement      |_|  Confidential, for use of
   |X|      Definitive proxy statement            the Commission only
   |_|      Definitive additional materials
   |_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Presstek, Inc.
                (Name of Registrant as Specified in Its Charter)

                      Board of Directors of Presstek, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   |_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   |_| $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
        (2)    Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
       (4)    Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
       (5)    Total fee paid:
   |X| Fee paid previously with preliminary materials.

              --------------------------------------------------------------
   |_|        Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

- --------------------------------------------------------------------------------
         (2)      Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
         (3)      Filing party:

- --------------------------------------------------------------------------------
         (4)      Date Filed:

- --------------------------------------------------------------------------------


- ----------------

[1] Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 PRESSTEK, INC.
                               8 Commercial Street
                           Hudson, New Hampshire 03051

                                                     April 17, 1996

Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Tuesday, May 28, 1996 at 4:00 P.M. at Club 101, 101 Park Avenue, New York, New York 10178.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                                    Cordially,


                                                    Robert Howard
                                                    Chairman of the Board

                                 PRESSTEK, INC.
                               8 Commercial Street
                           Hudson, New Hampshire 03051

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1996

                              --------------------

To the Stockholders of PRESSTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the "Company") will be held on Tuesday, May 28, 1996, at 4:00 P.M. at Club 101, 101 Park Avenue, New York, New York 10178, for the following purposes:

     1. To elect seven (7) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     2. To approve the adoption of an amendment to the Company's Certificate of Incorporation increasing the Company's authorized shares of Common Stock, $.01 par value, to 75,000,000 shares; and

     3. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 10, 1996 are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof.


                                    By Order of the Board of Directors,



                                    Robert Howard
                                    Chairman of the Board

April 17, 1996
- --------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
- --------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                 PRESSTEK, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1996

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PRESSTEK, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 28, 1996 (the "Annual Meeting"), including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 19, 1996.

     The costs of soliciting proxies will be borne by the Company. It is estimated that these costs will be nominal.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                               8 Commercial Street
                           Hudson, New Hampshire 03051
                          Telephone No.: (603) 595-7000

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 10, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 15,092,421 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

Voting Procedures

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum is present if, as of the Record Date, the holders of at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. Adoption of the amendment to the Certificate of Incorporation to increase the authorized Common Stock requires the affirmative vote of the holders of a majority of the issued and outstanding Common Stock. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum is present. Votes will be counted and certified by one or more Inspector(s) of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. However, because of the requirement for an absolute majority of the outstanding shares of Common Stock to approve the proposed amendment to the Certificate of Incorporation, broker non-votes will also have the same effect as a vote "against" the proposed amendment to the Certificate of Incorporation.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted in favor of the proposals contained herein.

Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, seven (7) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 1997. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

    Name                       Age           Position
    ----                       ---           --------

Robert Howard                  72       Chairman of the Board and Director

Richard A. Williams            61       Chief Executive Officer,
                                        Secretary, Vice Chairman of the
                                        Board and Director

Robert E. Verrando             62       President, Chief Operating
                                        Officer and Director

Dr. Lawrence Howard            43       Director

Harold N. Sparks               74       Director

Bert DePamphilis               63       Director

John W. Dreyer                 58       Director


     Robert Howard, a founder of the Company, has been Chairman of the Board of Directors since June 1988 and a director of the Company since September 1987. He served as President and Treasurer of the Company from October 1987 to June 1988. Mr. Howard, the founder of Howtek, Inc. ("Howtek"), a publicly-held company engaged in the manufacture of electronic prepress equipment, has served as Chairman of the Board of Howtek since August 1984, served as its President from August 1984 through November 1987 and as its Chief Executive Officer from August 1984 to December 1993. Mr. Howard, inventor of the first impact dot matrix printer and the founder of Centronics Data Computer Corporation ("Centronics"), a manufacturer of printers, served as President and Chairman of the Board of Directors of Centronics from 1969 to April 1980, resigning from the Board of Directors of Centronics in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. In February 1994, Mr. Howard entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission (the "Commission") in connection with the

Commission's investigation covering trading in the common stock of Howtek by an acquaintance of Mr. Howard and a business associate of such acquaintance. Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a fine and to the entry of a permanent injunction against future violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934.

     Richard A. Williams, a director of the Company since November 1987 has been Chief Executive Officer and Vice Chairman of the Board of the Company since February 1996 and Secretary of the Company since June 1988. Mr. Williams served as an Executive Vice President and Chief Operating Officer of the Company from June 1988 to February 1996, a Vice President from November 1987 to June 1988, and served as Director of Operations from September 1987 through October 1987. From June 1985 to February 1987, Mr. Williams served as Vice President of Engineering for Centronics, where he was responsible for line matrix and laser printer development and introduction.

     Robert E. Verrando has been President and Chief Operating Officer of the Company since February 1996, served as an Executive Vice President of the Company from October 1994 to February 1996 and has been a director of the Company since November 1994. From July 1993 to October 1994, he was employed as a consultant to the graphic arts industry. From October 1986 through July 1993, Mr. Verrando was employed in a variety of executive positions with Compugraphic Corporation and Agfa Compugraphic/Agfa Division, Miles, Inc., most recently as Vice President and General Manager, Business Imaging Systems Group. From April 1981 to September 1986 he was employed as Vice President - Business Development of A.B. Dick Company.

     Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as a Vice President of the Company from October 1987 to June 1988, as President from June 1988 to November 1992, and as Chief Executive Officer and Treasurer from June 1988 to June 1993. From July 1995 to the present, Dr. Howard has been President of Howard Capital Partners, Inc. an investment and merchant banking firm. From July 1994 to July 1995, he served as a Senior Managing Director of Whale Securities Co., L.P., a NASD registered broker-dealer. From October 1992 through June 1994, Dr. Howard was President of LH Resources, Inc., a financial and management consulting firm, and was primarily engaged in the management of his investments from July 1986 to June 1988. He served as Assistant Medical Director of the Pride of Judea mental health clinic in New York City from July 1985 to July 1986. Dr. Howard is a director of Resurgence Properties, Inc., a public company engaged in investments in and management of real estate and Cellular Technical Services Company, Inc., a public company engaged in the design, development, marketing, installation and support of integrated billing and data processing for the cellular telephone industry. Dr. Howard is the son of Robert Howard.

     Harold N. Sparks has been a director of the Company since February 1989. From 1971 to September 1995, Mr. Sparks was the President and Chief Executive Officer of Fashion Neckwear Co., Inc., a manufacturer of men's neckties. Since September 1995 Mr. Sparks has acted as a consultant to Fashion Neckwear Co., Inc.

     Bert DePamphilis has been a director of the Company since June 1990. Mr. DePamphilis has been an independent consultant in the graphic arts industry since May 1995. From September 1994 through April 1995 he was a consultant to Applied Graphics Technology ("AGT"), the world's largest prepress service. Mr. DePamphilis was the founder of, and from 1976 through August 1994, served as a principal of PDR Royal, Inc. ("PDR"), a color prepress service for advertising agencies and Fortune 100 companies. PDR ceased independent operations in September 1994, when it became a division of AGT.

     John W. Dreyer has been a director of the Company since February 1996. Mr. Dreyer has been employed by Pitman Company ("Pitman"), the largest graphic arts and image supplier in the United States since 1965. He has served as Pitman's President since 1977 and has also served as Pitman's Chief Executive Officer since 1978.

     Directors are elected annually by the stockholders. During the fiscal year ended December 30, 1995, the Board of Directors held three meetings which were attended by all of the directors except Mr. DePamphilis who was unable to attend one meeting for health reasons. In addition, the Board took other action by unanimous written consents in lieu of a meeting. The Company does not have standing nominating or compensation committees of the Board of Directors or committees performing similar functions. The Company has an audit committee which supervises the audit and financial procedures of the Company. The audit committee is currently comprised of Messrs. Sparks and DePamphilis. The audit committee of the Board of Directors held one meeting during the fiscal year ended December 30, 1995.

                               EXECUTIVE OFFICERS

     In addition to Richard A. Williams and Robert E. Verrando, the Company's executive officers are Frank G. Pensavecchia and Glenn J. DiBenedetto. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Frank G. Pensavecchia, 61, has served as Senior Vice President-Engineering of the Company since October 1991 and was Vice President-Engineering of the Company from August 1988 to October 1991. From September 1987 to August 1988, he served as the Company's Director of Engineering. From October 1983 to September 1987, Mr. Pensavecchia served as Director of Laser Printing Engineering for Centronics.

     Glenn J. DiBenedetto, 46, has served as Chief Financial Officer of the Company since November 1990. Mr. DiBenedetto has been a principal with the firm of DiBenedetto & Company, P.A., certified public accountants, since July 1989. From 1984 to July 1989, Mr. DiBenedetto was a principal with the firm of Newton & DiBenedetto, P.A., certified public accountants. Under his arrangement with the Company, Mr. DiBenedetto engages in other activities and is not required to devote his full business time to the affairs of the Company.


                             EXECUTIVE COMPENSATION

     The following table discloses the compensation for the person who served as the Company's principal executive officer during the fiscal year ended December 30, 1995 and for the only other executive officers of the Company whose salaries exceeded $100,000 for the Company's fiscal year ended December 30, 1995 (the "Named Executives"). The number of securities underlying options has been adjusted to give retroactive effect to the Company's five-for-four common stock split in the form of a 25% stock dividend effected in September 1994 and a two-for-one common stock split in the form of a 100% stock dividend effected in May 1995.

                           Summary Compensation Table
                           --------------------------

                                                               Long-Term
                                                Annual       Compensation
                                             Compensation       Awards
                                             ------------    ------------

                                                             Securities
Name and Principal                            Salary         Underlying
     Position                   Year            ($)          Options (#)
- ------------------              ----           -----         -----------
Richard A. Williams             1995          134,000               -
Chief Executive Officer         1994          125,000          40,000
                                1993          115,000          50,000

Robert E. Verrando              1995          179,000               -
President and Chief             1994           28,000         100,000
Operating Officer

Frank G. Pensavecchia           1995          114,000               -
Senior Vice President -         1994          105,000          40,000
Engineering                     1993           95,000          37,500

     No stock options were granted in fiscal 1995 to any of the Named
Executives.

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives as of December 30, 1995 and the options exercised during the fiscal year ended December 30, 1995.

                                 Aggregated Option Exercises for Fiscal Year-Ended December 30, 1995
                                 -------------------------------------------------------------------
                                                  and Fiscal Year-End Option Values
                                                  ---------------------------------

                                                                     Number of Securities Underlying     Value of Unexercised
                                                                           Unexercised Options           In-the-Money Options
                                                                          at December 30, 1995           at December 30, 1995*
                                                                     -------------------------------     ---------------------

                                 Shares Acquired         Value
  Name                             on Exercise         Realized+       Exercisable   Unexercisable       Exercisable   Unexercisable
  ----                           ---------------       ---------       -----------   -------------       -----------   -------------

  Richard A. Williams                   62,500        $2,331,063       146,250         18,750             $12,585,187    $1,480,313
  Robert E. Verrando                         0                 0        20,000         80,000             $ 1,500,000    $6,000,000
  Frank G. Pensavecchia                 15,000        $  747,000        88,750         18,750             $ 8,897,062    $1,480,313

- ------------

+ Value realized represents the positive spread between the exercise price of such options and the market value of the Common Stock on date of exercise.

* Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock which was $94.50 on December 29, 1995.

Compensation of Directors

     Directors received no cash compensation during the fiscal year ended December 30, 1995 for serving on the Board. However, during such year the Company paid Mr. Robert Howard, the Chairman of the Board, $110,000 for consulting services rendered to the Company.

     Effective December 1993, the Company adopted its Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company (other than Robert Howard or Dr. Lawrence Howard) are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors are automatically granted options to purchase 5,000 shares of Common Stock at fair market value upon first becoming a director and, thereafter, annual grants, in January of each year, of 2,500 options each at fair market value.

     Under each of the Company's 1988 Stock Option Plan ("1988 Plan"), 1991 Stock Option Plan ("1991 Plan") and 1994 Stock Option Plan ("1994 Plan"), directors who are not employees of the Company (other than directors who are members of the Stock Option Committee of the particular plan) are eligible to be granted non-qualified options under such plan. The Board of Directors or the Stock Option Committee (the "Committee") of each plan, as the case may be, has discretion to determine the number of shares subject to each non-qualified option (subject to the number of shares available for grant under the particular plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company (but not members of the Committee of the particular plan) are eligible to be granted incentive stock options under such plans. The Board or Committee of each plan, as the case may be, also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest may be in any year is limited by the Internal Revenue Code of 1986, as amended. During 1995 no options were granted to any director under the 1988, 1991 or 1994 Plans.

Employment Arrangements

     During the fiscal year ended December 30, 1995, Richard A. Williams, who served as an Executive Vice President and Chief Operating Officer of the Company, was employed by the Company pursuant to the terms of an employment agreement, expiring on March 31, 1997 which provides for an annual salary which is subject to periodic review by the Company's Board of Directors and contains certain confidentiality provisions. In February 1996, the Board of Directors increased Mr. Williams' annual salary to $155,000. Mr. Williams was appointed to the position of Chief Executive Officer of the Company in February 1996.

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

     The Company does not have a Compensation Committee of its Board of Directors. Decisions as to compensation are made by the Company's Board of Directors. Mr. Richard A. Williams and Mr. Robert Verrando in their capacity as directors, participated in the Board's deliberations concerning compensation of executive officers for the Company's fiscal year ended December 30, 1995.

During such fiscal year, none of the executive officers of the Company has served on the board of directors or the compensation committee of any other entity, any of whose officers has served on the Board of Directors of the Company.

Report on Executive Compensation

     There is no Compensation Committee of the Board of Directors or other committee of the Board performing equivalent functions. Compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by Robert Howard, Chairman of the Board. There is no formal compensation policy for the Company's executive officers.

     The Board of Directors has appointed a Stock Option Committee, currently comprised of Messrs. Sparks and DePamphilis, for each of the 1991 and 1994 Plans, which has made grants under, and has administered, the 1991 and 1994 Plans.

     Total compensation for executive officers consists of a combination of salaries and stock option awards. The salary of Richard A. Williams, the Company's Chief Executive Officer, is fixed annually by the Board of Directors pursuant to the terms of his employment agreement with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the Company's 1988, 1991 and 1994 Stock Option Plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. No stock options were granted to executive officers of the Company during 1995.

     During 1995, the Company earned approximately $2,860,000 on revenues of approximately $27,611,000, compared to earnings of approximately $1,842,000 on revenues of approximately $16,518,000 in 1994.

     Section 162(m) of the Internal Revenue Code of 1986 ("Code"), enacted in 1993 and effective for taxable years beginning in 1994, generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid to any of the Company's Chief Executive Officer and four other highest compensated executive officers. The Code and Regulations issued under the Code contain certain exclusions from this limitation and provide transition rules and relief with respect to awards under the 1991 Plan.

     The 1994 Plan has been designed to meet the requirements of such Regulations so that the stock options granted under the 1994 Plan or the disposition of shares acquired on exercise, as the case may be, will be excluded from compensation for purposes of applying the tax deduction limit. The Board of Directors recognizes that part of the annual compensation paid to one or more of the covered executive officers may not qualify for exemption. However, the Board of Directors is reluctant to make changes at this time to the executive compensation programs solely for tax purposes.

                                             Robert Howard
                                             Richard A. Williams
                                             Robert E. Verrando
                                             Dr. Lawrence Howard
                                             Harold N. Sparks
                                             Bert DePamphilis
                                             John W. Dreyer*

*Elected to Board in February 1996.

Stock Performance Graph

     The following line graph compares, from January 1, 1991, through December 30, 1995, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100 on January 1, 1991, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of companies in the Standard Industrial Classification's printing trades machinery and equipment industry group. These companies are: AM International Inc., Baldwin Technology Company, Inc., Champion Industries, Inc., Check Technology Corp., Indigo N.V., Lasermaster Technology, NUR Advanced Technology Limited, Scitex Corporation Ltd. and Stevens International, Inc. Historic stock price is not necessarily indicative of future stock price performance.



                                                COMPARISON OF CUMULATIVE TOTAL RETURN
                                         PRESSTEK, INC., PEER GROUP AND NASDAQ MARKET INDEX

====================================================================================================================================
                           1/1/91              12/31/91           12/31/92            12/31/93           12/31/94     12/30/95
- ------------------------------------------------------------------------------------------------------------------------------------
Presstek Inc.               $100               $166.67            $157.89             $196.49            $442.98      $1657.89
- ------------------------------------------------------------------------------------------------------------------------------------
Peer Group                  $100               $202.10            $232.36             $153.89            $147.67      $113.08
- ------------------------------------------------------------------------------------------------------------------------------------
NASDAQ Market               $100               $128.38            $129.64             $155.50            $163.26      $211.77
Index
====================================================================================================================================

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) each of the Company's directors and (iv) all executive officers and directors as a group:

                               Amount and Nature         Percentage
     Name of                    of Beneficial         of Outstanding
Beneficial Owner (1)             Ownership (2)          Shares Owned
- --------------------           -----------------       -------------

Robert Howard                      1,394,224 (3)             9.0
Dr. Lawrence Howard                1,397,736 (4)             9.2
Richard A. Williams                  321,250 (5)             2.1
Robert E. Verrando                    10,000 (6)             (7)
Harold N. Sparks                      47,400 (8)             (7)
Bert DePamphilis                      13,550 (9)             (7)
Frank Pensavecchia                    78,750(10)             (7)
John W. Dreyer                           -                     -
John T. Oxley                      1,070,000(11)             7.1

All executive officers
and directors as a
group (nine persons)               3,272,910(12)            20.6

- ------------------

(1) The address of Dr. Lawrence Howard is 120 East End Avenue, New York, New York 10028. The address of Robert Howard is 303 East 57th Street, New York, New York 10022.

(2) The Company believes that except as set forth herein, all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Includes options to purchase 352,500 shares of Common Stock held by Mr. Howard which are currently exercisable. Also includes 12,000 shares owned by Mr. Howard's wife. Does not include shares owned by the son of Mr. Howard's wife, with respect to which Mr. Howard disclaims any beneficial interest.

(4) Includes options to purchase 175,000 shares of Common Stock held by Dr. Howard which are currently exercisable. Also includes 17,500 shares owned by Dr. Howard's wife, 26,892 shares owned by Dr. Howard's wife as custodian for Dr. Howard's children and

      22,500 shares owned by Dr. Howard as custodian for his children.

(5) Includes options to purchase 146,250 shares of Common Stock held by Mr. Williams which are currently exercisable.

(6) Represents shares issuable upon exercise of options held by Mr. Verrando which are currently exercisable.

(7)   Less than 1%.

(8) Includes options to purchase 11,250 shares of Common Stock held by Mr. Sparks which are currently exercisable.

(9) Includes options to purchase 11,250 shares of Common Stock held by Mr. DePamphilis which are currently exercisable.

(10) Represents shares issuable upon exercise of options held by Mr. Pensavecchia which are currently exercisable.

(11) The address of Mr. Oxley is One West 3rd Street, William Center Tower, Suite 1305, Tulsa, Oklahoma 74103. Includes 181,000 shares of Common Stock owned by the Oxley Foundation for which Mr. Oxley is a co-trustee. The information with respect to Mr. Oxley's share ownership was based upon information contained in Amendment No. 3 to Mr. Oxley's Schedule 13D.

(12)  Includes options to purchase 352,500, 175,000, 146,250, 10,000,
      78,750, 11,250, 11,250, and 10,000 shares held by Robert Howard,
      Dr. Lawrence Howard, Richard A. Williams, Robert E. Verrando, Frank Pensavecchia, Bert DePamphilis, Harold Sparks and Glenn J. DiBenedetto, respectively, which are currently exercisable. Does not include options to purchase 18,750, 80,000, 18,750, 2,500, 2,500 and 12,500 shares of Common Stock held by Richard A. Williams, Robert E. Verrando, Frank Pensavecchia, Harold Sparks, Bert Depamphilis and John W. Dreyer, respectively, none of which are exercisable.

                                   PROPOSAL I

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                            TO EFFECT AN INCREASE IN
                        AUTHORIZED SHARES OF COMMON STOCK

     At the Annual Meeting, the stockholders will be asked to vote upon an amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Proposed Amendment") to increase the number of authorized shares of Common Stock, $.01 par value per share, from 25,000,000 to 75,000,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company that are issued and outstanding as of the Record Date. Messrs. Robert Howard, Lawrence Howard and Richard A. Williams, all of whom are directors, are also owners of record of approximately 16% of the issued and outstanding Common Stock. All of such persons currently intend to vote the shares which they beneficially own in favor of this amendment. See "Outstanding Stock and Voting Rights" and "Voting Security Ownership of Certain Beneficial Owners and Management." The Proposed Amendment would amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation. The Proposed Amendment is set forth in full as Exhibit A to this Proxy Statement.

     The Board of Directors considers the Proposed Amendment advisable in order to provide flexibility for future capital requirements. The development of the Company to date has been financed to a considerable extent through the issuance of its Common Stock or securities convertible into Common Stock and the Board of Directors believes that it would be beneficial to the Company to be in a position to make additional issuances of such Common Stock or convertible securities if circumstances warrant such issuances. Approval by the stockholders of the Proposed Amendment at the Annual Meeting will avoid the expensive procedure of calling and holding a special meeting for that purpose at a later date. The Board of Directors is empowered to authorize the issuance of the additional shares at such time or times, to such persons and for such consideration as the Board deems appropriate, without further stockholder action. Although such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company, approval of the Proposed Amendment is not being sought for that purpose.

     None of the Company's Common Stock has any pre-emptive rights.

Recommendation

     The Board of Directors believes that the Proposed Amendment is in the best interest of the Company and recommends a vote "FOR" the Proposed Amendment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company paid Mr. Robert Howard $110,000 during 1995 for consulting services rendered to the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 30, 1995. As has been the practice in previous years, the auditors who will examine and report upon the financial statements of the Company for the fiscal year ending December 28, 1996 will be appointed prior to commencement of the audit. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

     On December 28, 1995, the Company dismissed Deloitte & Touche LLP ("Deloitte & Touche") as its principal independent accountant.

     Neither of Deloitte & Touche's reports on the financial statements of the Company for the fiscal years ended December 31, 1994 or December 31, 1993 contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles (except for the change in the method of accounting for debt and equity securities effected January 1, 1994, to conform to SFAS No. 115).

     The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors and approved by the Company's Board of Directors.

     It is the Company's opinion that during the fiscal years ended December 31, 1994 and December 31, 1993 and during the period from January 1, 1995 through December 28, 1995, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable event. Deloitte & Touche, however, has advised the Company that it considers the following item to be a disagreement:

     During the course of its audit of the Company's financial statements for the fiscal year ended December 31, 1994 the Company notified Deloitte & Touche that:

          The Company has been advised that the Securities and Exchange Commission (the "Commission") has entered a formal order of private investigation with respect to certain activities by certain unnamed persons and entities in connection with the securities of the Company. In that connection, the Company has received a subpoena duces tecum requesting it to produce certain documents and has complied with the request. The Company has not been advised by the Staff of the Commission that the Staff intends to recommend to the

          Commission that it initiate a proceeding against the Company in connection with the foregoing investigation.

     Management of the Company initially proposed to include disclosure of this matter under Item 5, Market for the Registrant's Common Equity and Related Stockholder Matters, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 10-K"), while declining to include parallel disclosure in the notes to the Company's financial statements included in the 1994 10-K.

     Deloitte & Touche advised the Company that "Because of the potential significance of such an investigation to the readers of the Company's financial statements we [Deloitte & Touche] concluded that generally accepted accounting principles and Rule 4-01 of Securities and Exchange Commission Regulation S-X require that disclosure of this matter be included in the notes to the Company's financial statements. The disclosure was included as Note 11, Other Information, to the financial statements."

     As noted above, the disclosure of the investigation was included in the notes to the Company's financial statements included in the 1994 10-K.

     The issue of the disclosure of the SEC investigation in the Company's financial statements was discussed with the engagement partner of Deloitte & Touche and certain members of the Company's Board of Directors and the Company's Chief Financial Officer.

                  The Company has authorized Deloitte & Touche to respond fully to any inquiries the successor accountant engaged by the Company may have concerning the above matters.

     On January 11, 1996, the Company engaged BDO Seidman LLP as its principal independent accountants to audit and report on the financial statements of the Company for the fiscal year ended December 30, 1995. Prior to engaging BDO Seidman, LLP neither the Company, nor anyone acting on its behalf consulted with it regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. In addition, neither the Company nor anyone acting on its behalf consulted with BDO Seidman with respect to any matters that were the subject of a disagreement (as defined in paragraph 304(a)(1)(v) of Regulation S-K) except that in connection with the preparation's of the 1994 10-K counsel for the Company had general discussions with a partner at BDO Seidman, LLP with respect to the need to disclose the investigation by the Commission of certain activities of certain persons and entities in the securities of the Company in the financial statements included in the 1994 10-K, as was the position of the Company's former auditors, even though disclosure of the investigation was to be included in the non-financial portion of the 1994 10-K. No conclusion was expressed by the partner at BDO Seidman with respect to the matter.

                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 1997 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 18, 1996 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 30, 1995 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                 PRESSTEK, INC.
                               8 COMMERCIAL STREET
                           HUDSON, NEW HAMPSHIRE 03051
                        ATTENTION: JENNIFER MCKAY TARDIF

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                                  By order of the Board
                                                  of Directors,


                                                  Robert Howard
                                                  Chairman of the Board

April 17, 1996

                                                              EXHIBIT A

                        FORM OF AMENDMENT OF AMENDED AND
                      RESTATED CERTIFICATE OF INCORPORATION

     FIRST: That Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation has been amended to read in its entirety as follows:

     FOURTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is seventy-six million (76,000,000) shares, consisting of One Million (1,000,000 shares of Preferred Stock, of the par value of one cent ($.01) per share (hereinafter called "Preferred Stock"), and Seventy-Five Million (75,000,000) shares of Common Stock, of the par value of one cent ($.01) per share (hereinafter called "Common Stock").

                                 PRESSTEK, INC.
                               8 Commercial Street
                           Hudson, New Hampshire 03051

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 28, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints RICHARD A. WILLIAMS and ROBERT E. VERRANDO, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Presstek, Inc. on Tuesday, May 28 1996, at Club 101, 101 Park Avenue, New York, New York or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTORS:

   |_| FOR all nominees listed below               |_|  WITHHOLD AUTHORITY
       (except as marked to the contrary below).        to vote for all nominees
                                                        listed below.

  Robert Howard, Richard A. Williams, Robert E. Verrando, Dr. Lawrence Howard,
               Harold Sparks, Bert DePamphilis and John W. Dreyer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


- --------------------------------------------------------------------------------
                                  (Continued and to be signed on reverse side)

2. Amendment of Certificate of Incorporation to Increase Authorized Common Stock to 75,000,000 Shares.

    |_|  FOR                   |_|   AGAINST                      |_|   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE

PROPOSALS LISTED ABOVE.

DATED: ________________________________, 1996

                                                  Please sign exactly as
                                                  name appears hereon. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian,
                                                  please  give full title as
                                                  such. If a corporation,
                                                  please sign in full
                                                  corporate name by
                                                  President or other
                                                  authorized officer. If a
                                                  partnership, please sign
                                                  in partnership name by
                                                  authorized person.


                                                  ----------------------------
                                                            Signature


                                                  ----------------------------
                                                    Signature if held jointly

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.